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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                               Date of Amendment:
                                 July 27, 1998

                              JLM INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                      0-22687                    06-1163710
 (State or Other                 (Commission               (I.R.S. Employer
  Jurisdiction)                  File Number)             Identification No.)




                                Amendment No. 1
                           The undersigned registrant
                               hereby amends its
                          Current Report on Form 8-K,
                             filed on May 27, 1998
                       to add Item 7 as set forth herein.


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        Item 7.  Financial Statements and Exhibits

        (a) Financial statements of businesses acquired:

        As previously reported in JLM Industries, Inc.'s Current Report on Form 8-K filed on May 27, 1998, subsidiaries of JLM Industries, Inc. ("JLM" or the "Company") completed the acquisition of Tolson Transport B.V., a Dutch Company, Tolson Holland B.V., a Dutch company and Tolson Asia Pte., Ltd, a Singapore company through the purchase of all of the outstanding shares of capital stock of the three companies (the "Acquired Companies") from their parent Tolson Holding, B.V., a Dutch company. The total purchase price for the Acquired Companies was $5,750,000 subject to certain adjustments.

        As of July 27, 1998, the Company, due to circumstances beyond its control, has not received the audited financial statements of the Acquired companies for the three years ended December 31, 1997. Consequently, at this time, the Company is unable to file either the pro forma financial statements for 1997 or provide the audited financial statements for the three years ended December 31, 1997 as required by instructions to the Current Report on Form 8-K. The Company is expecting to receive from the auditors of the Acquired Companies such documents in the near future and will prepare the pro forma financial statements for 1997 and the three months ended March 31, 1998 and will report such results under Item 7 on Form 8-K/A as soon as practicable.
















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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                JLM INDUSTRIES, INC.

Dated:  July 27, 1998

                                By: /s/John L. Macdonald
                                ---------------------------------------
                                    John L. Macdonald
                                    President and Chief Executive Officer

                                By: /s/ Frank A. Must
                                ---------------------------------------
                                    Frank A. Musto
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)



















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